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HOGAN & HARTSON L.L.P.

                                                                    EXHIBIT 8.3

                                  May 11, 2000

Equity Office Properties Trust
Two North Riverside Plaza
Chicago, Illinois 60606


Cornerstone Properties Inc.
Tower 56
126 East 56th Street
New York, New York 10022


Ladies and Gentlemen:

                  We have acted as counsel to Equity Office Properties Trust ("Equity Office"), a Maryland real estate investment trust, in connection with the execution and delivery of the Agreement and Plan of Merger dated as of February 11, 2000, as amended (the "Agreement"), among Equity Office, EOP Operating Limited Partnership ("EOP Partnership"), a Delaware limited partnership, Cornerstone Properties Inc. ("Cornerstone"), a Nevada corporation, and Cornerstone Properties Limited Partnership ("Cornerstone Partnership"), a Delaware limited partnership, pursuant to which Cornerstone will merge with and into Equity Office (the "REIT Merger") and Cornerstone Partnership will merge with and into EOP Partnership (the "Partnership Merger" and, together with the REIT Merger, the "Mergers"). This opinion letter is being furnished to you in connection with the Registration Statement on Form S-4, which includes the Consent Solicitation of Cornerstone Partnership, the Information Statement of EOP Partnership, and the Prospectus of Equity Office, EOP Partnership and Cornerstone (the "Registration Statement"), as filed with the Securities and Exchange Commission on April 26, 2000, as amended through the date hereof. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such terms in the Agreement.

BASIS FOR OPINIONS

                  The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a

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Equity Office Properties Trust
May 11, 2000
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ruling), all as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

                  In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following: (1) the Agreement; (2) the Registration Statement, as amended through the date hereof; (3) the First Amended and Restated Agreement of Limited Partnership of EOP Partnership, dated as of May 1, 2000, as amended through the date hereof; (4) the Articles of Amendment and Restatement of Declaration of Trust of Equity Office dated as of July 9, 1997, as amended through the date hereof (the "Declaration of Trust of EOP") and, with respect to each series of Equity Office Preferred Shares, the Articles Supplementary establishing and fixing the rights and preferences of such series of preferred shares; (5) the form of partnership agreement or limited liability company operating agreement, as applicable, used by EOP Partnership to organize and operate the partnerships and limited liability companies in which EOP Partnership owns an interest (collectively, the "Partnership Subsidiaries"); (6) the articles of organization and stock ownership records of the following corporations in which EOP Partnership owns stock, directly or indirectly, including BeaMetFed, Inc., Equity Office Properties Management Corp., EOP Office Company, Beacon Property Management Corporation, Beacon Design Corp., Beacon Construction Company, Inc., Real State Insurance Corporation and Equity Business Centers Corp. (collectively, the "Corporate Entities"); (7) stock ownership information for Tenant Services Corp.; (8) the articles of incorporation, bylaws and stock ownership information for WCP Services, Inc.; (9) the opinion of counsel received by Cornerstone from King & Spalding, dated on the date hereof, to the effect that commencing with its taxable year ended December 31, 1997, Cornerstone has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code and that Cornerstone Partnership has been during and since December 23, 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation (the "King &

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Equity Office Properties Trust
May 11, 2000
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Spalding Tax Opinion"); and (10) other necessary documents as we have deemed necessary in order to render the opinions set forth in this letter. The opinions set forth in this letter also are premised on certain written representations of
(i) each of the ZML REITs contained in a letter to us dated July 7, 1997, which letter was reconfirmed to us by Equity Office, as the successor to the ZML REITs, on or about the date hereof, regarding the assets, operations and activities of each of the ZML REITs prior to July 11, 1997; (ii) Equity Office and EOP Partnership contained in a letter to us dated on or about the date hereof, regarding the assets, operations and activities of Equity Office and EOP Partnership in the past and as to the contemplated assets, operations and activities of Equity Office in the future; (iii) BeaMetFed, Inc. ("BeaMetFed") contained in a letter to us dated on or about the date hereof, regarding the assets, operations and activities of BeaMetFed in the past and as to contemplated assets, operations and activities of BeaMetFed in the future; and
(iv) Cornerstone and Cornerstone Partnership contained in a letter to us, dated on or about the date hereof, regarding the assets, operations, and activities of Cornerstone and Cornerstone Partnership (collectively, the "Management Representation Letters").


                  For purposes of rendering our opinions, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Management Representation Letters. We consequently have relied upon representations in the Management Representation Letters that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. After reasonable inquiry, we are not, however, aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. To the extent that such representations and information set forth legal conclusions with respect to factual matters relevant to the qualification of Equity Office as a REIT or the treatment of EOP Partnership as a partnership, we have previously reviewed with the individual making such representations, the Chief Legal Counsel of Equity Office, the relevant provisions of the Code, applicable Treasury Regulations, and published administrative interpretations thereof, and he has had such statements reviewed internally within Equity Office by the individuals with direct primary responsibility for federal income tax matters and Equity Office's compliance with the federal income tax rules applicable to real estate investment trusts. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences to Cornerstone, Cornerstone Partnership, Equity Office, EOP Partnership, or any other person.


                  Moreover, we have assumed that, insofar as relevant to the opinions set forth herein:

                  (1) each of Equity Office, EOP Partnership, the Partnership Subsidiaries, and the Corporate Entities has been and will be operated in the manner described in the Registration Statement and in the relevant partnership agreement, limited liability company operating agreement, articles (or certificate) of incorporation, declaration of trust, or other organizational documents;


                  (2) as represented by Equity Office, there are no agreements or understandings between (a) Equity Office or EOP Partnership and (b) either
(i) the entity that owns 100% of the voting stock of Equity Office Properties Management Corp. and EOP Office Company, or with such


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Equity Office Properties Trust
May 11, 2000
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corporations themselves, that are inconsistent, or will be inconsistent, with such entity being considered to be both the record and beneficial owner of 100% of the outstanding voting stock of Equity Office Properties Management Corp. and EOP Office Company; (ii) Equity Office Properties Management Corp., the entity that owns in excess of 90% of the voting stock of Beacon Property Management Corporation, Beacon Design Corporation, and Beacon Construction Company, Inc., or with such corporations themselves that are inconsistent or will be inconsistent, with Equity Office Properties Management Corp. being considered to be both the record and beneficial owner of in excess of 90% of the outstanding voting stock of each of Beacon Property Management Corporation, Beacon Design Corporation, and Beacon Construction Company, Inc.; (iii) Tim Callahan, Michael Steele, Richard Kincaid, Stanley Stevens and David Helfand, the individuals who own 100% of the voting stock of Real State Insurance Corporation, or with the corporation itself that are inconsistent or will be inconsistent, with Tim Callahan, Michael Steele, Richard Kincaid, Stanley Stevens and David Helfand being considered to be both the record and beneficial owners of 100% of the voting stock of Real State Insurance Corporation; or (iv) Tim Callahan, Michael Steele, Richard Kincaid and Stanley Stevens, the individuals who own 100% of the outstanding voting stock of Equity Business Centers Corp., or with such corporation itself that are inconsistent or will be inconsistent, with Tim Callahan, Michael Steele, Richard Kincaid, and Stanley Stevens being considered to be both the record and beneficial owners of 100% of the outstanding voting stock of Equity Business Centers Corp.;


                  (3) as represented by Equity Office, Equity Office takes measures to ensure, and will continue to take measures to ensure, that any services provided to tenants of the Properties by Tenant Services Corp. either
(a) are considered "usually or customarily rendered" or (b) satisfy the de minimis limit under Section 856(d)(7) of the Code taking into account all other "impermissible services" provided to a particular property;

                  (4) as represented by Equity Office, Equity Office takes measures to ensure, and will take measures to ensure, that any other services provided to the tenants of the Properties are either (a) "usually or customarily rendered" or (b) provided by an entity that qualifies as an "independent contractor," as defined in Section 856 of the Code and the Treasury Regulations thereunder, from which Equity Office receives no income, and the following conditions are satisfied: the tenants are separately charged by the independent contractor, the relationship between the independent contractor and Equity Office is arm's length, and, for noncustomary services, the costs of the services are borne by the independent

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Equity Office Properties Trust
May 11, 2000
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contractor (or for taxable years beginning after December 31, 2000, provided by a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code);

                  (5) commencing with its taxable year ended December 31, 1997, Cornerstone has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and Cornerstone Partnership has been during and since December 23, 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, as described in the King & Spalding Tax Opinion; and

                  (6) Equity Office is a duly organized and validly existing real estate investment trust under the laws of the State of Maryland, Cornerstone is duly organized and validly incorporated under the laws of the State of Nevada, each of the Corporate Entities is a duly organized and validly incorporated corporation under the laws of the state in which it is purported to be organized, EOP Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, Cornerstone Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which it is purported to be organized.

                  In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents that we reviewed (including the Management Representation Letters) are true and correct and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Declaration of Trust of EOP, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

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Equity Office Properties Trust
May 11, 2000
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OPINIONS

                  Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

                  (a) commencing with its taxable year ended December 31, 1997, Equity Office was organized and has operated in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and after giving effect to the Mergers, Equity Office's proposed method of operation (as described in the Registration Statement and the Management Representation Letters) will enable Equity Office to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                  (b) EOP Partnership has been during and since 1997, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation.

                  We assume no obligation to advise you of any changes in our opinions or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this letter. Equity Office's qualification and taxation as a REIT depend upon (i) the satisfaction in the past by the ZML REITs of the requirements for qualification and taxation as a REIT; (ii) Equity

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Equity Office Properties Trust
May 11, 2000
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Office's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code, as described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its stock ownership; and (iii) the satisfaction by BeaMetFed and on a continuing basis, of the requirements for qualification and taxation as a REIT. Hogan & Hartson L.L.P. will not review Equity Office's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Equity Office's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

                  In rendering the opinions herein, Hogan & Hartson L.L.P. has relied upon representations of Equity Office and EOP Partnership with respect to REIT qualification matters, including those set forth in the Management Representation Letters. Hogan & Hartson L.L.P. also has relied upon the representations of BeaMetFed regarding its qualification as a REIT. In addition, Hogan & Hartson L.L.P. has relied on the King & Spalding Tax Opinion for purposes of its opinion to the effect that Equity Office's proposed method of operation, after giving effect to the Mergers, will enable Equity Office to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                  We hereby consent to the filing of this opinion letter as
Exhibit 8.3 to the Registration Statement and to the reference to Hogan & Hartson L.L.P. under the captions "LEGAL MATTERS" and "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/ HOGAN & HARTSON L.L.P.

                                                   Hogan & Hartson L.L.P.